UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2008 (September 26, 2008)

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

MDU Resources Group, Inc. Term Loan Agreement

On September 26, 2008, MDU Resources Group, Inc. (the "Company") entered into a term loan agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders thereunder, providing for a commitment amount of $175 million to be used in connection with the financing of the Intermountain Gas Company (“Intermountain”) acquisition discussed in Item 2.01 below.  The Company borrowed $170 million under the Loan Agreement on October 1, 2008, in connection with the closing of the Intermountain acquisition.  The loan matures on March 24, 2009, and is subject to mandatory prepayment provisions upon (i) the incurrence of debt obligations by the Company, MDU Energy Capital, LLC, a subsidiary of the Company that indirectly owns Intermountain (“Energy Capital”) or Prairie Intermountain Energy Holdings, LLC, a subsidiary of Energy Capital that directly owns Intermountain (“Prairie Intermountain”) or (ii) the issuance of capital stock by the Company, Energy Capital or Prairie Intermountain.

The Loan Agreement contains customary covenants and default provisions, including covenants of the Company not to permit, as of the end of any fiscal quarter, (i) the ratio of funded debt to total capitalization (determined on a consolidated basis) to be greater than 65 percent or (ii) the ratio of funded debt to capitalization (determined with respect to the Company only, excluding its subsidiaries) to be greater than 65 percent.  The Loan Agreement also includes a covenant that does not permit the ratio of the Company’s earnings before interest, taxes, depreciation and amortization to interest expense (determined with respect to the Company alone, excluding its subsidiaries), for the twelve-month period ended each fiscal quarter, to be less than 2.5 to 1.

MDU Energy Capital, LLC Amendment to Master Shelf Agreement

On October 1, 2008, Energy Capital entered into an amendment (the “Amendment”) to its Master Shelf Agreement, dated as of August 9, 2007, with Prudential Investment Management, Inc., The Prudential Insurance Company of America, and the holders of the notes issued thereunder (as amended, the “Agreement”).  The Amendment increased the facility amount from $125 million to $175 million and includes a covenant by Energy Capital not to permit the ratio of Intermountain’s total debt (determined on a consolidated basis) to total capitalization to be greater than 65 percent.  On October 1, 2008, Energy Capital borrowed $80 million under the Agreement.  The indebtedness consists of $30 million of senior notes due October 1, 2013 and $50 million of senior notes due October 1, 2015.  Energy Capital used the proceeds from the borrowing to pay a dividend to the Company which, in turn, used this dividend to partially fund the acquisition of Intermountain.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 1, 2008, the Company issued a press release announcing that its acquisition of all of the outstanding equity securities of Intermountain from Intermountain Industries, Inc. has been finalized.  The enterprise value of the transaction, including outstanding Intermountain indebtedness, is approximately $328 million.  A copy of the press release is incorporated by reference herein and is attached as Exhibit 99.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99	Press release issued October 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Dated: October 1, 2008	By	/s/ Vernon A. Raile
Vernon A. Raile
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99	Description of Exhibit Press Release issued October 1, 2008